UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2022

9 Meters Biopharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37797	27-3948465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8480 Honeycutt Road, Suite 120, Raleigh, NC 27615
(Address of principal executive offices) (Zip Code)

(919) 275-1933
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 Par Value	NMTR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 18, 2022, 9 Meters Biopharma, Inc. (the “Company”) publicly announced that its board of directors has appointed Bethany L. Sensenig as Chief Financial Officer. Ms. Sensenig will serve as the Company’s “principal financial officer” and “principal accounting officer” for SEC filing purposes.

Prior to joining the Company, from March 2019 to January 2022, Ms. Sensenig was Chief Financial Officer and Head of U.S. Operations of Minovia Therapeutics, Ltd., a clinical-stage biotech company, where she played a leadership role building the company’s business and financing strategy. From April 2006 to March 2019, Ms. Sensenig held various roles at Biogen, Inc., a multinational biotechnology company, where she most recently held the position of Vice President of Finance and Commercial Operations. Earlier in her career, Ms. Sensenig held financial management and analyst roles at Merck & Co. Inc. and Nexus Technologies, Inc. Ms. Sensenig holds a Bachelor of Science in Accounting and Business Management from Montreat College, a Master of Business Administration from Western Carolina University and is a Certified Management Accountant.

Ms. Sensenig is 46 years old and has no familial relationships with any executive officer or director of the Company. There have been no transactions in which the Company has participated and in which Ms. Sensenig had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

In connection with her hiring, Ms. Sensenig entered into an employment agreement with the Company (the “Employment Agreement”). The Employment Agreement provides that Ms. Sensenig’s employment is “at will.” Her annual base salary is initially $425,000 and she is eligible to receive a discretionary annual bonus, with a target amount of 40% of her base salary. The board of directors approved an option grant to Ms. Sensenig to purchase 1,300,000 shares of common stock, which will vest 25% one year from the vesting commencement date, with the remainder vesting in 36 equal monthly installments, provided that Ms. Sensenig remains an employee of the Company as of each such vesting date. Ms. Sensenig will also be eligible to participate in the Company’s other employee benefit plans as in effect from time to time on the same basis as are generally made available to other senior executive employees of the Company. The Company will also pay Ms. Sensenig’s reasonable moving expenses up to $70,000.

If the Company terminates Ms. Sensenig without cause, she will receive an amount equal to six months of her then-current base salary, plus COBRA premium support for six months. All of the separation benefits are conditioned upon Ms. Sensenig entering into a general release of claims in favor of the Company. Ms. Sensenig will be eligible for complete separation benefits upon completing 12 months of continued employment with the Company. If Ms. Sensenig is terminated without cause prior to 12 months of continued employment, then such separation benefits will be prorated. Following any termination of her employment, Ms. Sensenig will remain subject to confidentiality obligations, as well as non-competition and non-solicitation covenants for one year.

As of January 14, 2022, the Company entered into a separation and consulting agreement with its current Chief Financial Officer, Edward J. Sitar (the “Separation Agreement”), effective January 14, 2022 (the “Separation Date”). Mr. Sitar’s separation was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Pursuant to the Separation Agreement, Mr. Sitar will serve as an independent consultant for three months following the Separation Date (the “Consulting Period”). The Consulting Period can be terminated upon 10 days’ notice by either party or immediately by the Company for cause.

Subject to Mr. Sitar’s non-revocation of a general release of claims contained in the Separation Agreement and in connection with his separation, Mr. Sitar will receive: (i) separation pay in an amount equal to 12 months of his regular base salary, minus applicable withholdings, paid in accordance with the Company’s normal payroll practices; (ii) payment of his 2021 annual bonus, as determined by the Company’s board of directors; (iii) payment of his 2022 annual bonus prorated for his period of service prior to the Separation Date and during the Consulting Period; and (iv) reimbursement for premiums for continuation coverage under COBRA for 12 months following the Separation Date. The material terms of Mr. Sitar’s previously granted equity awards subject to time-based vesting remain unchanged and will continue to vest during the

Consulting Period. Following the end of the Consulting Period, any remaining unvested equity awards previously granted to Mr. Sitar subject to time-based vesting will accelerate and become fully vested and the exercise period will be extended to ten years from the issuance date.

The foregoing summary of the material terms of the Employment Agreement and Separation Agreement are subject to the full and complete terms of the agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectfully, hereto and are incorporated herein by reference. A copy of the press release regarding the above matters is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Employment Agreement between 9 Meters Biopharma, Inc. and Bethany Sensenig.
Exhibit 10.2	Separation and Consulting Agreement, dated January 14, 2022, between 9 Meters Biopharma, Inc. and Edward J. Sitar.
Exhibit 99.1	Press Release dated January 18, 2022.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

9 Meters Biopharma, Inc.

Date: January 18, 2022	By:	/s/ John Temperato
John Temperato
Chief Executive Officer